Exhibit 99.1

Carlyle Credit Income Fund Announces Third Quarter 2024 Financial Results
New York – August 21, 2024 - Carlyle Credit Income Fund (“we,” “us,” “our,” “CCIF” or the “Fund”) (NYSE: CCIF) today announced its financial results for its third quarter ending June 30, 2024. The full detailed presentation of the Fund’s third quarter 2024 financial results can be viewed on the Fund’s website carlylecreditincomefund.com/investor-dashboard.
Lauren Basmadjian, CCIF’s Chief Executive Officer said, “We are pleased with our progress and accomplishments during our first year as CCIF’s investment advisor, including rotating the portfolio into CLO equity, issuing $52 million of preferred stock, growing the Fund through our ATM program, and increasing the dividend from 8.00% to 16.49% based on the Fund’s net asset value as of July 31st. During the third quarter, we continued to source compelling CLO equity investments, purchasing $12.2 million of new investments with a yield of 19.49%. We observed near-record activity levels in the CLO market during the first half of 2024 and remain optimistic about market opportunity through the remainder of the year.”
Over the past quarter, the Fund has successfully:
•Funded $12.2 million in new CLO investments with a weighted average GAAP yield of 19.49%. The aggregate portfolio weighted average GAAP yield was 20.26% as of June 30, 2024.

•Maintained the monthly dividend of 10.5 cents through November 2024, equating to a 14.81% annualized dividend based on share price as of August 20, 2024, or 16.49% based on the Fund’s NAV as of July 31, 2024.

•Sold 680,000 common shares in connection with the ATM offering program at a premium to NAV for net proceeds of $5.5 million.
Net investment income for the third quarter of 2024 was $0.32 per common share and net asset value per common share was $7.68 as of June 30, 2024. The total fair value of investments was $138.0 million as of June 30, 2024.
Dividends
CCIF is maintaining a monthly dividend on shares of the Fund’s common stock of $0.1050 per share for September, October, and November 2024. The monthly dividend represents an annualized yield of 14.81% based on closing share price of $8.51 on August 20, 2024.

Security	Amount per Share	Record Dates	Payable Dates
Common Stock	$0.1050	September 18, 2024	September 30, 2024
		October 21, 2024	October 31, 2024
		November 18, 2024	November 29, 2024
CCIF is also pleased to announce the declaration of dividends on shares of the Fund’s 8.75% Series A Term Preferred Shares of $0.1823 per share for September, October, and November 2024.

Security	Amount per Share	Record Dates	Payable Dates
Series A Preferred Shares	$0.1823	September 18, 2024	September 30, 2024
		October 21, 2024	October 31, 2024
		November 18, 2024	November 29, 2024
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Conference Call
The Fund will host a conference call at 10:00 a.m. EDT on Thursday, August 22, 2024 to discuss its third quarter financial results. Please register for the conference call here. The conference call information will also be available via a link on Carlyle Credit Income Fund’s website and the recording will be available on our website soon after the call’s completion.
About Carlyle Credit Income Fund
Carlyle Credit Income Fund (NYSE: CCIF) is an externally managed closed-end fund focused on investing in primarily equity and junior debt tranches of collateralized loan obligations (“CLOs”). The CLOs are collateralized by a portfolio consisting primarily of U.S. senior secured loans with a large number of distinct underlying borrowers across various industry sectors. CCIF is externally managed by Carlyle Global Credit Investment Management L.L.C. (“CGCIM”), an SEC-registered investment adviser and wholly owned subsidiary of Carlyle. CCIF draws upon the significant scale and resources of Carlyle as one of the world's largest CLO managers.
Web: www.carlylecreditincomefund.com
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Jane Cai	Kristen Greco Ashton
+1 (866) 277-8243 investorrelations@carlylecreditincomefund.com	+1 (212) 813-4763 kristen.ashton@carlyle.com

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